Exhibit 10.94

                                 LEASE AGREEMENT

      The effective date of this Lease Agreement shall be March ____, 2001, by and between WTN Realty Trust, William T. Novelline, Trustee, with a mailing address of P. O. Box 1433, Derry, New Hampshire, hereinafter referred to as "LESSOR", and Greenman Technologies of Georgia, Inc. existing under the laws of the State of Georgia, with a principal business address of 138 B Sherrel Avenue, Jackson, Georgia 30233 hereinafter referred to as "LESSEE".

                                    RECITALS

      Lessor is the sole owner of the premises described below, and desires to lease the premises to a suitable Lessee for business purposes.

      Lessee desires to lease the premises for the purpose of conducting a business of Greenman Technologies of Georgia, Inc.

      The parties desire to enter a lease agreement defining their rights, duties, and liabilities relating to the premises.

      In consideration of the matters described above and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                   SECTION ONE
                               SUBJECT AND PURPOSE

      Lessor leases the building fixtures and land located at 138 Sherrell Avenue, Jackson, Butts County, Georgia, as more particularly described on Exhibit A, to Lessee for Lessee's use to conduct the business of Greenman Technologies of Georgia, Inc. as presently conducted and for other lawful purposes.

                                   SECTION TWO
                                  TERM OF LEASE

      This lease shall be in effect for an initial period of twenty (20) years, beginning March ____, 2001 and ending March ___, 2021. As used in this lease agreement, the expression "term of this lease agreement" refers to the initial term and any renewal of the lease agreement as provided below.

                                  SECTION THREE
                                      RENT

      LESSEE shall pay to LESSOR, as rent as follows:

      Lessee shall pay Lessor for the use and occupancy of the demised premises, at the annual rate rental of $211,700.00, payable in equal monthly installments in advance on the first day of each month for that month's rental, beginning on April 1, 2001, which rental rate shall continue for five (5) years from such date. The amount of the rental is then to be increased by five (5%) percent, beginning on April 1, 2006, which rental rate shall continue for five (5) years from such date. The amount of the rental is then to be increased by five (5%) percent over the amount last due, beginning on April 1, 2011, which rental rate shall continue for five (5) years from such date. The amount of the rental is then to be increased by five (5%) percent over the amount last due, beginning on April 1, 2016, which rental rate shall continue for five (5) years from such date to the maturity date of the initial term of this lease agreement.

      There shall be a fifteen (15% APR) percent late charge for any monthly rental payment which is over seven (7) days late.


      All rental payments shall be made to Lessor at the address specified above, or at such other place as the Lessor may designate in writing, by electronic deposit to the Andover Bank in an account to be designated at closing.

      Lessee shall pay the rent as specified in this section and in Section Four, below.

                                  SECTION FOUR
                                 ADDITIONAL RENT

      All taxes, charges, costs, and expenses that Lessee assumes or agrees to pay under this lease agreement, together with all interest and penalties that may accrue in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, and sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this lease agreement shall be deemed to be additional rent, and in the event of nonpayment, Lessor shall have all the rights and remedies as provided in this lease agreement for failure to pay rent.

                                  SECTION FIVE
                    ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

      Subject to the limitation that no substantial portion of the building on the demised premises shall be demolished or removed by Lessee without the prior, express, and written consent of Lessor, and, if necessary, or any mortgagee, Lessee may at any time during the lease term, subject to the conditions set forth below and at its own expense, make any alterations, additions or improvements in and to the demised premises and the building. Alterations shall be performed in a satisfactory manner and shall not weaken or impair the structural strength, or lessen the value, of the building on the demised premises, or change the purposes for which the building, or any part of the building, may be used.

      Conditions with respect to alterations, additions, or improvements are as follows:

      1. Before commencement of any work, all plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction and any public utility company having an interest in such matters, and all work shall be done in accordance with the requirements of local regulations. The plans and specifications for any alterations estimated to cost $25,000.00 or more shall be submitted to Lessor for written approval prior to commencing work.

      2. Prior to commencement of any work Lessee shall pay the amount of any increase in premiums on insurance policies provided for in this lease agreement because of endorsements to be made covering the risk during the course of work. All alterations, additions, and improvements on or in the demised premises at the commencement of the term, and which may be erected or installed during the term, shall become a part of the demised premises and the sole property of Lessor, except that all moveable trade fixtures installed by Lessee shall be and remain the property of Lessee.

                                   SECTION SIX
                                     REPAIRS

      Lessee shall, at all times during the term of this lease agreement and at its own cost and expenses, repair, replace, and maintain in a good, safe, and substantial operating condition, all buildings and any improvements, additions, and alterations to such buildings, on the demised premises, and shall use all reasonable precaution to prevent waste, damage, or injury to the demised premises.

                                  SECTION SEVEN
                                      TAXES

      Lessee shall pay on or before the last day on which payment may be made without penalty or interest, all taxes, assessments, or other governmental charges that shall or may during the lease term be imposed on, or arise in connection with the use of, the demised premises or any part of the demised premises.

      Lessee shall pay all taxes assessed in lieu of or in addition to the above under all present or future laws of all governmental authorities.

      Lessee shall have the right to apply for the conversion of any special assessment for local improvements in order to cause them to be payable in installments. On the conversion, Lessee shall be obligated to pay only those installments that may become due during the term of this lease agreement.

      Lessee shall within 14 days after the time provided for the payment of any tax or other governmental charge by Lessee, produce and exhibit to Lessor satisfactory evidence of the payment.

      Lessor shall have the right to apply for tax abatements and shall be entitled to receive the benefit of tax abatements and rebates. Lessor agrees to cooperate with Lessor in any such abatement application and proceeding, at Lessor's expense.

      It is the intention of the parties that the rent specified in this lease agreement is net rental, and Lessor shall receive such rent free from all taxes that are made payable by Lessee.

                                  SECTION EIGHT
                                    UTILITIES

      All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only. Lessee shall be sole liable for utility charges as they become due, including, but not limited to, those for sewer, water, gas, electricity, and telephone services.

                                  SECTION NINE
                                SECURITY DEPOSIT

      Lessor shall deposit with Lessee an amount of $52,925.00, equal to three months rent, which amount shall be held in escrow by Lessor in an interest bearing account for the benefit of the Lessor and Lessee as their interests may appear as security for the full and timely performance by Lessee of the terms and conditions of this lease agreement and for the payment of any final judgment that may be rendered against Lessee for a breach of those terms and conditions. Security deposit shall be returned to Lessee at termination of this Lease providing that the premises is returned in an appropriate condition.

                                   SECTION TEN
                                    INSURANCE

      During the term of this lease agreement and for any further time that Lessee shall hold the demised premises, Lessee shall obtain and maintain at its expense insurance on the premises in the amount of $2,000,000.00 with a $5,000.00 deductible. Lessee shall also maintain a business disruption policy in the amount of $500,000.00.

      Lessee shall provide and keep in force other insurance in amounts that may from time to time be required by Lessor against other insurable hazards as are commonly insured against for the type of business activity that Lessee will conduct.

      All insurance provided by Lessee as required by this section shall be carried in favor of Lessor and Lessee as their respective interests may appear. In the case of insurance against damage to the demised premises by fire or other casualty, the policy shall provide that loss, if any, shall be adjusted with and be payable to Lessor. If requested by Lessor, any insurance against fire or other casualty shall provide that loss shall be payable to the holder under a standard mortgage clause. Rent insurance and use and occupancy insurance may be carried in favor of Lessee, but Lessee, by executing this lease, assigns the proceeds to Lessor to be held by Lessor as security for the payment of the rent and any additional rent under this lease agreement until restoration of the premises. Al insurance shall be written with responsible companies that Lessor shall approve, and the policies shall be held by Lessor. All policies shall require 15 days' notice by registered mail to Lessor of any cancellation or change affecting any interest of Lessor.


      Notwithstanding the forgoing, Lessee and Lessor each releases each other and waives its entire right of recovery against the other for loss or damage caused by the perils covered by the insurance set forth in this provision and extended coverage that occur in, on, or about the demised premises, whether caused by the negligence of either party, their agents, employees or otherwise. Each party shall obtain from its insurer or insurers provisions permitting waiver of any claim against the other party for loss or damage within the scope of the above specified insurance.

                                 SECTION ELEVEN
                         UNLAWFUL OR DANGEROUS ACTIVITY

      Lessee shall neither use nor occupy the demised premises or any part of the demised premises for any unlawful, business purpose nor operate or conduct its business in a manner constituting a nuisance of any kind. Lessee shall immediately, on discovery of any unlawful, , or use constituting a nuisance take action to halt such activity.

                                 SECTION TWELVE
                                    INDEMNITY

      Lessee shall indemnify Lessor against any and all expenses, liabilities, and claims of every kind, including reasonable counsel fees, by or on behalf of any person or entity arising out of either: (1) a failure by Lessee to perform any o the terms or conditions of this lease agreement; (2) any injury or damage happening on or about the demised premises; (3) failure to comply with any law of any governmental authority; or (4) any mechanic's lien or security interest filed against the demised premises or equipment, materials, or alterations of buildings or improvements on the demised premises.

                                SECTION THIRTEEN
                                DEFAULT OR BREACH

      Each of the following events shall constitute a default or breach of this lease agreement by Lessee:

      (1) If Lessee, or any successor or assignee of Lessee while in possession, shall file a petition in bankruptcy or insolvency of for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

      (2) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointment of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within sixty (60) days after the institution or appointment.

      (3) If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due and shall not make the payment within fifteen (15) days after notice by Lessor to Lessee.

      (4) If Lessee shall fail to perform or comply with any of the conditions of this lease agreement and if the nonperformance shall continue for a period of fifteen (15) days after notice of nonperformance given by Lessor to Lessee or, if the performance cannot be reasonably had within fifteen (15) day period, Lessee shall not in good faith have commenced performance within the fifteen
(15) day period and shall not diligently proceed to completion of performance.

      (5) If Lessee shall vacate or abandon the demised premises.

      (6) If this lease agreement or the estate of Lessee under this lease agreement shall be transferred to or shall pass to or devolve on any other person or party, except in the manner permitted in this lease.

                                SECTION FOURTEEN
                                EFFECT OF DEFAULT

      In the event of any default under this lease agreement, as set forth in Section Thirteen, the rights of Lessor shall be as follows:

      (1) Lessor shall have the right to cancel and terminate this lease agreement, as well as all of the right, title, and interest of Lessee under this lease agreement, by giving to Lessee not less than fifteen (15) days' notice of cancellation and termination. On expiration of the time fixed in the notice, this lease agreement and the right, title and interest of Lessee under this lease agreement, shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as if the date fixed in the notice of cancellation and termination were the end of the term originally set forth in this lease agreement.

      (2) Lessor may elect, but shall not be obligated, to make any payment required of Lessee in this lease agreement or comply with any agreement, term or condition required by this lease agreement to be performed by Lessee. Lessor shall have the right to enter the demised premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible under this lease agreement in case of any default.

      (3) Lessor may reenter the demised premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selecte4d by Lessor, at the expense of Lessee. After reentry Lessor may terminate the lease on giving fifteen (15) days' written notice of termination to Lessee. Without the notice, reentry will not terminate this lease agreement. On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the demised premises and the value of the balance of this lease agreement over the reasonable rental value of the demised premises for the remainder of the lease term, which sum shall be immediately due Lessor from Lessee.

      (4) After reentry, Lessor may relet the demised premises or any part of the demised premises for any term without terminating this lease agreement, at the rent and on the terms as Lessor may choose. Lessor may make alterations and repairs to the demised premises. The duties and liabilities of the parties if the premises are relet as provided in this section shall be as follows:

      (a) In addition to Lessee's liability to Lessor for breach of the lease, Lessee shall be liable for all expenses of reletting, for the alterations and repairs made. (b) Lessor shall apply the rent received from reletting the premises to (1) reduce the indebtedness of Lessee to Lessor under this lease agreement, not including indebtedness for rent; (2) expenses of reletting and alterations and repairs made; (3) rent due under this lease agreement; or (4) to payment of future rent under this lease agreement as it becomes due.

      (c) If the new Lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if rentals from the new Lessee have been otherwise applied by Lessor as provided for in this section and during any rent installment period are less than the rent payable for the corresponding installment period under this lease agreement, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after a reletting terminate this lease agreement for the breach of which Lessor has based the reentry and subsequently relet the demised premises.

                                 SECTION FIFTEEN
                                  SUBORDINATION

      This lease agreement and all rights of Lessee under this lease agreement shall be subject and subordinate to the lien of any and all mortgages that may now or in the future affect the demised premises, or any part of the demised premises, and to any and all renewals, modifications, or extensions of any such mortgages. Lessee shall on demand execute, acknowledge, and deliver to Lessor, without expense to Lessor, any and all instruments that may be necessary or proper to subordinate this lease agreement and all rights in this lease agreement to the lien of any such mortgage or mortgages. If Lessee shall fail at any time to execute, acknowledge, and deliver any such subordination instrument, Lessor, in addition to any other remedies available in consequence of such failure, may execute, acknowledge, and deliver the subordination instrument as Lessee's attorney-in-fact and in Lessee's name. Lessee irrevocably makes, constitutes and appoints Lessor, its successors and assigns its attorney-in fact for that purpose. The parties agree that Lessor and lessee shall cooperate with any lenders in obtaining non-disturbance agreements.

                                 SECTION SIXTEEN
                   ACCESS TO PREMISES; SIGNS POSTED BY LESSOR

      Lessee shall permit Lessor or its agents to enter the demised premises at all reasonable hours with reasonable notice to inspect the premises or make repairs that Lessee may neglect or refuse to make in accordance with the provision of this lease agreement, and also to show the premises to prospective buyers. At any time within one (1) month prior to the expiration of term of this lease agreement, Lessor may show the demised premises to person wishing to rent them. Lessee shall, within one (1) month prior to expiration of the term of this lease agreement, permit the usual notices of "For Rent" and "For Sale" to be place on the demised premises and to remain on the premises without hindrance and molestation.

                                SECTION SEVENTEEN
                     EASEMENTS, AGREEMENTS, OR ENCUMBRANCES

      The parties shall be bound by all existing easements, agreements, and encumbrances of record relating to the demised premises, and Lessor shall not be liable to Lessee for any damages resulting from any action taken by a holder of an interest pursuant to the rights of that holder.

                                SECTION EIGHTEEN
                                 QUIET ENJOYMENT

      Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the demised premises free from any eviction or interference by Lessor if Lessee pays the rent and other charges provided in this lease agreement, and otherwise fully and punctually performs the terms and conditions imposed on Lessee.

                                SECTION NINETEEN
                               LIABILITY OF LESSOR

      Lessee shall be in exclusive control and possession of the demised premises, and Lessor shall not be liable for any injury or damages to any property or to any person on or about the demised premises or for any injury or damage to any property of Lessee. The provisions of this lease agreement permitting Lessor to enter and inspect the demised premises are made to insure that Lessee is in compliance with the terms and conditions of this lease agreement and to insure that Lessee makes repairs which Lessee has failed to make. Lessor shall not be liable to Lessee for any entry on the premises for inspection purposes.

                                 SECTION TWENTY
                                 RENT ABATEMENT

      No abatement, diminution, or reduction of rent shall be claimed or allowed to Lessee or any person claiming under it under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, improvements, or repairs to the demised premises, because of any governmental laws, or arising from and during the restoration of the demised premises after their destruction or damage by fire or other cause, or the taking or condemnation of a portion only of the demised premises.

                               SECTION TWENTY ONE
                            REPRESENTATIONS BY LESSOR

      At the commencement of the term, Lessee shall accept the buildings and improvements and any equipment in their existing condition and state of repair, and Lessee agrees that no representations, statements, or warranties, express or implied, have been made by or on behalf of Lessor in respect to the buildings, improvements and equipment, except as contained in the provisions of this lease agreement. Lessor shall in no event be liable for any latent defects.

                               SECTION TWENTY TWO
                                     WAIVERS

      The failure of Lessor to insist on strict performance of any of the terms and conditions of this lease agreement on a specific instance shall be deemed a waiver of the rights or remedies that Lessor may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

                              SECTION TWENTY THREE
                                     NOTICES

      a. All notices, demands, or other writings in this lease agreement provided to be given or made or sent, or which may be given or made or sent, by either party to the other, shall be deemed to have been fully given or made or sent postage prepaid, and address as follows:

      To Lessor:        WTN Realty Trust
                        William T. Novelline, Trustee
                        P. O. Box 1433
                        Derry, New Hampshire  03038

      With copy to:     Brian G. Germaine, Esquire
                        Brian G. Germaine, P.A.
                        23 Birch Street
                        Derry, New Hampshire  03038

      To Lessee:        Charles E. Coppa, CFO
                        Greenman Technologies, Inc.
                        7 Kimball Lane, Building A
                        Lynnfield, Massachusetts  01940

      b. The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

                               SECTION TWENTY FOUR
                                   ARBITRATION

      In a situation where this lease agreement provides for the settlement of a dispute or question by arbitration, it shall be settled by arbitration in accordance with the current rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction.

                               SECTION TWENTY FIVE
                        ASSIGNMENT, MORTGAGE OR SUBLEASE

      Neither Lessee nor its successors or assigns shall assign, mortgage, pledge, or encumber this lease agreement or sublet the demised premises in whole or in part, or permit the demised premises to be used or occupied by others, nor shall this lease agreement be assigned or transferred by operation of law, without the prior, express, and written consent in writing of Lessor in each instance. If this lease is assigned or transferred, or if all or any part of the demised premises is sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, transferee, subtenant, or occupant, and apply the net amount collected to the rent reserved in this lease agreement. However, any such assignment, subletting, occupancy, or collection shall not be deemed a waiver of any agreement or condition of this lease agreement, or the acceptance of the assignee, transferee, subtenant or occupant as Lessee. Lessee shall continue to be liable under this lease agreement in accordance with hits terms and conditions and shall not be released from the performance of the terms and conditions of this lease agreement. The consent by Lessor to an assignment, mortgage, pledge, or transfer shall not be construed to relieve Lessee from obtaining the express written consent of Lessor to any future transfer of interest. Lessor shall execute a consent for the portion of the premises being presently leased to Goodyear. Consent shall not be unreasonably withheld.

                               SECTION TWENTY SIX
                             RIGHT OF FIRST REFUSAL

      Lessor grants to Lessee a right of first refusal to purchase the lease premises and an option to purchase the lease premises on the following terms and conditions:

      If Lessor determines to sell all or any part of the premises, Lessor shall notify Lessee of the terms on which Lessor will be willing to sell; if Lessee within thirty (30) days after receipt of Lessor's notice, indicates in writing its agreement to purchase the premises or that part of the premises, on the terms stated in Lessor's notice, Lessor shall sell and convey the premises or a part of the premises, to Lessee on the terms stated in the notice. If Lessee does not indicate its agreement within thirty (30) days, Lessor thereafter shall have the right to sell and convey the premises or that part of the premises to a third party on the same terms stated in the notice. If Lessee agrees, a closing shall occur within 90 days. If the property is so sold to a third party, then all rights of

Lessee under this section shall promptly terminate. If the property is not sold, then Lessor shall give Lessee the same right to purchase the property on receiving any subsequent offer from any third party that is acceptable to Lessor; provided, however, that nothing contained in this section shall in any way limit the right of Lessor to transfer or convey the demised premises on the dissolution or termination of Lessor or otherwise, for nominal or no consideration, and Lessee shall have no right to purchase the property in the event of such a transfer or conveyance, but the rights set forth in this section shall survive such a transfer.

      In addition, Lessor grants to Lessee a right of first refusal to purchase the lease premises and an option to purchase the lease premises on the following terms and conditions:

      Lessee shall have the option to purchase the premises from Lessor after the expiration of twenty four months from Lessor's acquisition of the premises from Lessee for fair market value. Lessee shall give Lessor sixty (60) days written notice of its intent to purchase. Fair market value shall be determined by agreement of the parties. In the event the parties are unable to reach an agreement, then the Lessor and the Lessee shall each obtain an appraisal from a licensed appraiser. The parties shall take the average of the two appraisals to determine fair market value acceptable to Lessor.

                              SECTION TWENTY SEVEN
                                 OPTION TO RENEW

      Upon expiration of the term of this lease agreement, Lessor grants to Lessee an option to renew this lease agreement for a term of four - 5 year periods, at an initial increase of 5% over the amount due under the last year of this lease agreement, and with each of the next 3 five year periods thereafter, to increase at the rate of 5% over the last year of the previous period, with all other terms and conditions of the renewal lease to be the same as those in this lease agreement. To exercise this option, Lessee must give Lessor written notice of the intention to do so at least ninety days before this lease agreement expires.

                              SECTION TWENTY EIGHT
                             SURRENDER OF POSSESSION

      a. Lessee shall, on the last day of the term, or on earlier termination and forfeiture of this lease agreement, peaceably and quietly surrender an deliver the demised premises to Lessor free of sub tenancies, including all buildings, additions, and improvements constructed or placed on the demised premises by Lessee, except moveable trade fixtures, all in the same condition and repair. Such improvements existed at the commencement of the Lease, reasonable wear and tear excepted.

      b. If Lessor so elects, any trade fixtures or personal property not used in connection with the operation of the demised premises and belonging to Lessee, if not removed at the termination or forfeiture of this lease agreement, shall be deemed abandoned and become the property of Lessor without any payment or offset for such fixtures or property. At Lessor's election, Lessor may remove such fixtures or property from the demised premises and store them at the risk and expense of Lessee.

      c. Lessee shall repair and restore all damage to the demised premises caused by the removal of equipment, trade fixtures, and personal property.

                               SECTION TWENTY NINE
                               REMEDIES OF LESSOR

      a. In the event of a breach by Lessee of any of the terms or conditions o this lease agreement, Lessor shall have the right to injunction to restrain Lessee and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided in this lease agreement.

      b. Except as limited by the express terms hereof, the rights and remedies given to Lessor in this lease agreement are distinct, separate, and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any of the others in this lease agreement, by law, or by equity provided.


      c. No receipt of money by Lessor from Lessee after default or cancellation of this lease agreement in any lawful manner shall: (1) reinstate, continue, or extend the term or affect any notice given to Lessee; (2) operate as a waiver of the right of Lessor to enforce the payment of rent and additional rent then due or falling due; or (3) operate as a waiver of the right of Lessor to recover possession of the demised premises by property suit, action, proceeding, or other remedy. After: (1) service of notice of termination and forfeiture as provided in this lease agreement and the expiration of the time specified in such notice; (2) the commencement of any suit, action, proceeding, or other remedy; or (3) final order or judgment for possession of the demised premises, Lessor may demand, receive, and collect any monies due, without in any manner affecting such notice, order or judgment. Any and all such monies so collected shall be deemed to be payment on account of the use and occupation of the demised premises or at the election of Lessor, on account of the liability of Lessee under this lease agreement.

                                 SECTION THIRTY
                                 ATTORNEYS FEES

      In the event that Lessor files a lawsuit in relation to any breach of this lease agreement, the Lessee shall pay to Lessor, in addition to all sums that Lessee may be called on to pay, a reasonable sum for Lessor's attorneys fees.

                               SECTION THIRTY ONE
                                ENTIRE AGREEMENT

      This lease agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this lease agreement shall not be binding upon either party except to the extent incorporated in this lease agreement.

                               SECTION THIRTY TWO
                            MODIFICATION OF AGREEMENT

      Any modification of this lease agreement or additional obligation assumed by either party in connection with this lease agreement shall be binding only if evidenced in writing, signed by each party or an authorized representative of each party.

                              SECTION THIRTY THREE
                                 BINDING EFFECT

      This lease agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties.

                               SECTION THIRTY FOUR
                                 APPLICABLE LAW

      This lease agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                               SECTION THIRTY FIVE
                               TIME OF THE ESSENCE

      It is specifically declared that time is of the essence in all provisions of this lease agreement.

                               SECTION THIRTY SIX
                                    AUTHORITY

      If Lessee executes this lease agreement as a corporation, each of the persons executing this lease agreement on behalf of Lessee covenants and warrants that Lessee is duly a authorized and existing corporation; Lessee has and is qualified to do business in Georgia; the corporation has full right and authority to enter into this lease agreement; and each person signing on behalf of the corporation was authorized to do so.

                              SECTION THIRTY SEVEN
                               PARAGRAPH HEADINGS

      The titles to the paragraphs of this lease agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provision of this lease agreement.

                              SECTION THIRTY EIGHT
                              EFFECT OF CONDEMATION

      In the event the entire demised premises shall be taken under the power of eminent domain for public use, then this lease agreement shall then terminate and Lessee shall be liable for rent up through the date of termination.

                               SECTION THIRTY NINE
                               DAMAGE TO PREMISES

         If the demised premises, during the term of this lease agreement, or any renewal of the term, shall be destroyed by fire or other casualty not resulting from the Lessee's negligence or fault, then Lessor shall be under no obligation to rebuild the premises, and this lease shall terminate. If the premises is partially damaged to the extent of 30% or more and substantially disrupts Lessee's business for a period of 90 days or more, then the parties shall have the option to terminate the lease. Lessee shall be obligated to pay all insurance proceeds to Lessor or shall be obligated to repair the premises.

         Dated this _______ day of March, 2001.

LESSEE                                      LESSOR
GREENMAN TECHNOLOGIES OF                    WTN REALTY TRUST
GEORGIA, INC.

BY: /s/ Charles E. Coppa
    ---------------------------------       ---------------------------------
   Charles E. Coppa,                        William T. Novelline, Trustee
   Treasurer

STATE OF MASS.
COUNTY OF ESSEX                             March 27, 2001

      Personally appeared Charles E. Coppa, who acknowledged himself to be the Treasurer of Greenman Technologies of Georgia, Inc., a Georgia corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as officer. Before me,

                                                        JILL HAZARD
                                                       Notary Public
                                            My Commission Expires March 19, 20??

                                            /s/ Jill Hazard
                                            ---------------------------------
                                            Notary Public
                                            Justice of the Peace

STATE OF MASS.
ESSEX COUNTY                                March ____, 2001

      Personally appeared William T. Novelline, Trustee of WTN Realty Trust, known to me or satisfactorily proven to be the person whose name is subscribed to in the foregoing instrument and acknowledged that he executed the same, as Trustee, for the purposes contained therein. Before me,

                                            ----------------------------------
                                            Notary Public
                                            Justice of the Peace